As filed with the Securities and Exchange Commission on April 23, 2009

Registration No. 333-158561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sterling Bancshares, Inc.	Texas	74-2175590
(Exact name of registrant as specified in its charter)	(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600 Houston, Texas 77092 (713) 466-8300	James W. Goolsby, Jr., Esq. Executive Vice President & General Counsel 2550 North Loop West, Suite 600 Houston, Texas 77092 (713) 466-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gregory C. Hill

Locke Lord Bissell & Liddell LLP

600 Travis Street, Suite 3400

Houston, Texas 77002-3095

(713) 226-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Preferred Stock, $1 par value per share	(2)	(2)	(2)	(3)
Common Stock, $1 par value per share	(2)	(2)	(2)	(3)
Warrants	(2)	(2)	(2)	(3)
Total	—	—	$150,000,000(3)	$8,370(3)

(1)	This Registration Statement shall also cover any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of common stock.
(2)	The registrant is hereby registering an indeterminate principal amount and number of each identified class of its securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately or together as units with other securities registered hereunder. The registrant is also hereby registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for any other preferred stock that provide for conversion of or exchange for other securities, or upon exercise of warrants for equity securities, up to a proposed maximum offering price of $150,000,000. Separate consideration may or may not be received for securities that are issuable on exercise or conversion of or exchange for other securities.
(3)	The registration fee was previously paid in connection with the initial filing of this Registration Statement on April 14, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer to sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 23, 2009

PROSPECTUS

STERLING BANCSHARES, INC.

$150,000,000

Preferred Stock

Common Stock

Warrants

We may offer and sell from time to time, together or separately, preferred stock, common stock or warrants or any combination of securities described in this prospectus, individually or in units, in one or more offerings, at prices and upon terms as set forth in a prospectus supplement. The maximum aggregate public offering price of the securities offered by this prospectus will not exceed $150,000,000. You should read this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities, carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

The preferred stock, common stock and warrants are collectively referred to herein as the “securities.” These securities will be our equity securities and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our stock trades through the NASDAQ Global Select Market System under the symbol “SBIB.” The last reported sale price of the common stock as reported on the NASDAQ Global Select Market on April 21, 2009, was $7.61 per share.

Investing in these securities involves certain risks. See “Risk Factors” in this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale.

This prospectus is dated                     , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we or any selling securityholder sells securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate and complete as of any date other than the date on the front cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sterling,” “we,” “us,” “our,” and “our company” or similar references mean Sterling Bancshares, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.banksterling.com. However, information on this Internet site does not constitute a part of this prospectus. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our Internet site at http://www.banksterling.com. However, the information on our Internet site is not a part of, and is not incorporated into, this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of any Current Report on Form 8-K.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

•	Proxy Statement filed with the SEC on March 16, 2009.

•	Current Reports on Form 8-K filed on January 7, 2009 and April 13, 2009.

You may request a copy of these filings (other than exhibits to such filings, unless the exhibits are specifically incorporated by reference in such filings) at no cost to you by calling (713) 466-8300 or writing to the following address:

Sterling Bancshares, Inc.

2550 North Loop West, Suite 600

Houston, Texas 77092

Attn: Investor Relations

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements relating to future events and our future results which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are typically identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”

Forward-looking statements reflect our expectation or predictions of future conditions, events or results based on information currently available and involve risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in Item 1A of our Annual Report on Form 10-K and the following:

•

general business and economic conditions in the markets we serve may be less favorable than anticipated which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	our investment securities portfolio is subject to credit risk, market risk, and illiquidity;

•	the effect of legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•

the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and
8-K reports to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K, and in the applicable prospectus supplement. See “Where You Can Find More Information.”

OUR COMPANY

We are a bank holding company headquartered in Houston, Texas that has served the banking needs of small- to mid-sized businesses for over 34 years. We provide a broad array of financial services to Texas businesses and consumers through 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas.

We were incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of Sterling Bank, a banking association chartered under the laws of the State of Texas (“Sterling Bank”), in 1981. Sterling Bank was chartered in 1974 under the laws of the State of Texas. Our principal executive offices are located at 2550 North Loop West, Suite 600, Houston, Texas, 77092 and our telephone number is (713) 466-8300. Our website can be accessed at http://www.banksterling.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

At December 31, 2008, we had consolidated total assets of $5.1 billion, total loans of $3.8 billion, total deposits of $3.8 billion, and shareholders’ equity of $643 million.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of securities offered by this prospectus will be for capital expenditures, repayment of indebtedness, working capital, to make acquisitions and for general corporate purposes. Pending such use, we may temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

	Sterling Bancshares
	12/31/08	12/31/07	12/31/06	12/31/05	12/31/04
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
Including interest on deposits	1.70	1.74	1.80	1.94	2.07
Excluding interest on deposits	3.18	4.79	3.33	2.92	3.35

For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include gross interest expense, other than interest on deposits in one case and inclusive of such interest in the other, preferred dividends and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. The interest factor attributable to rentals consists of one-third of rental charges, which we deem to be representative of the interest factor inherent in rents.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	Common stock;

•	Preferred stock; and

•	Warrants to purchase common stock and/or preferred stock.

The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 150,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. As of April 9, 2009, we had 73,373,514 shares of common stock and 125,198 shares of preferred stock issued and outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our amended and restated articles of incorporation and our amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Description of Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratable dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of our common stock are fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

Our board of directors, without any further action by our shareholders but subject to limits contained in our charter, is authorized to issue up to 1,000,000 shares of preferred stock, in one or more series. The board may fix by resolution the terms of a series of preferred stock, such as:

•	dividend rates and preference of dividends, if any,

•	conversion rights,

•	voting rights,

•	terms of redemption and liquidation preferences, and

•	the number of shares constituting each such series.

Holders of preferred stock have no right or power to vote on any matter except as otherwise as required by law in which case they are entitled to one vote for each share of preferred stock held.

Upon our dissolution, liquidation or winding up, the holders of shares of preferred stock are entitled to receive out of our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. All outstanding series of preferred stock rank equal. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to the holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.

Anti-Takeover Provisions under Texas Law, our Articles of Incorporation and Bylaws

The provisions of Texas law and our restated and amended articles of incorporation and amended and restated bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combination Under Texas Law. We are a Texas corporation and, are subject to Part Thirteen of the Texas Business Corporation Act (or TBCA). In general, this law will prevent us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for a three-year period after the date such person became an affiliated shareholder, unless:

•	our board of directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder,

•	our board of directors approves the business combination before the date such person becomes an affiliated shareholder, or

•

holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination within six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the preceding three-year period is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder,

•	dispositions of assets involving an affiliated shareholder:

•	having an aggregate value equal to 10% or more of the market value of our assets;

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock; or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

•	reclassifications, recapitalizations, mergers or other transactions that would have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting stock; and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to or mailed and received at our principal executive offices as follows:

•

With respect to an election to be held at the annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the preceding year’s annual meeting of shareholders.

•

With respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 70th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. Shareholders may not nominate persons for election to the Board of Directors at any special meeting of shareholders unless the business to be transacted at the special meeting, as set forth in the notice of the special meeting, includes the election of directors.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Limitation of Liability of Directors. Our bylaws provide for indemnification of our directors to the fullest extent permitted by applicable law. Article 2.02-1 of the TBCA provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. These provisions may have the practical effect in certain cases of eliminating the ability of our shareholders to collect monetary damages from directors and executive officers. We believe that the provisions in our bylaws are necessary to attract and retain qualified persons as directors and executive officers.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase our common stock or preferred stock, or any combinations of the foregoing. The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities.

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

General. With respect to any warrants that we offer, we will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, the holders of such warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. With respect to any warrants that we issue, each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (“cashless exercise”).

Enforceability of Rights by Holders of Warrants. With respect to any warrants that we issue, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of warrants or preferred stock on a national securities exchange. If warrants or preferred stock of any series are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, warrants or preferred stock of any series.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

LEGAL MATTERS

In connection with the particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sterling Bancshares, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All amounts other than the Securities and Exchange Commission registration fees are estimated:

Registration Fee — Securities and Exchange Commission	$8,370
NASDAQ Fees	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Fees and Expenses	*
Transfer Agent Fees	*
Miscellaneous	*
Total	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Sterling’s restated and amended articles of incorporation provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of Sterling or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the board of directors of Sterling shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of Sterling.

Sterling’s restated by-laws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of Sterling where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

Under the Texas Business Corporation Act (the “TBCA”), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlement, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity, or in which the person is found liable to the corporation.

Item 16. Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 23, 2009.

STERLING BANCSHARES, INC.

By:	/S/ J. DOWNEY BRIDGWATER
J. Downey Bridgwater Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ J. DOWNEY BRIDGWATER J. Downey Bridgwater	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	April 23, 2009

* Zach L. Wasson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2009

* David L. Hatcher	Lead Director	April 23, 2009

* Edward R. Bardgett	Director	April 23, 2009

* George Beatty, Jr.	Director	April 23, 2009

* Anat Bird	Director	April 23, 2009

* Bruce J. Harper	Director	April 23, 2009

* Bernard A. Harris, Jr.	Director	April 23, 2009

* Glenn H. Johnson	Director	April 23, 2009

* R. Bruce LaBoon	Director	April 23, 2009

* G. Edward Powell	Director	April 23, 2009

* Raimundo Riojas E.	Director	April 23, 2009

* Roland Rodriguez	Director	April 23, 2009

* Dan C. Tutcher	Director	April 23, 2009

* Max W. Wells	Director	April 23, 2009

* Elizabeth C. Williams	Director	April 23, 2009

*By:	/S/ JAMES W. GOOLSBY, JR.
James W. Goolsby, Jr.
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Form of Underwriting Agreement*

4.1	Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. effective August 13, 2007. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 19, 2007 (File No. 000-20750))

4.2	Amended and Restated Bylaws of Sterling Bancshares, Inc. (as of October 29, 2007). (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 30, 2007 (File No. 000-20750))

4.3	Certificate of Designations of Fixed Rate Cumulative Preferred Stock, Series J, of Sterling Bancshares, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 15, 2008 (File No. 000-20750))

4.4	Specimen Stock Certificate evidencing shares of common stock. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-156684) filed on Current Report on
Form 8-K filed on January 19, 2009)

4.5	Form of Warrant Agreement*

4.6	Form of Warrant Certificate*

4.7	Certificate of Designation of Preferred Stock and Form of Preferred Stock Certificate*

5.1	Opinion of Locke Lord Bissell & Liddell LLP, including the consent of such firm**

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends**

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Locke Lord Bissell & Liddell LLP (contained in the opinion of counsel filed as Exhibit 5.1)**

24.1	Power of Attorney**

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.
**	Previously filed with initial Registration Statement on Form S-3 (No. 333-158561)